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                                                                   Exhibit 10.33
                            CUBIST PHARMACEUTICALS, INC.
                                  24 Emily Street
                                Cambridge, MA  02139

                                  January 9, 1998
Mr. Mark P. Carthy
21 Stone Road
Belmont, Massachusetts  02178

Dear Mark:

     Reference is hereby made to that certain Letter Agreement, dated as of May 19, 1997 (the "Agreement"), between you and Cubist Pharmaceuticals, Inc., a Delaware corporation (the "Company"), pursuant to which you exercised your stock option to purchase 10,000 shares (the "Shares") of the Company's common stock, $.001 par value per share, at an exercise price of $8.00 per share, and you paid for the Shares by delivering to the Company a Secured Promissory Note in the principal amount of $80,000 (the "Note"), which the Company agreed to forgive over time. Capitalized terms which are not defined herein shall have the same meanings as ascribed to such terms in the Agreement.

     You and the Company hereby agree that in the event your employment with the Company terminates prior to April 11, 2000 and the market value of the Shares on the date of such termination (the "Termination Date") is less than the principal and accrued but unpaid interest under the Note at the Termination Date, then, notwitstanding anything in the Pledge Agreement to the contrary, the Shares shall be the Company's sole recourse for payment of the Note. In such event, you agree to surrender your certificate for the Shares accompanied by a stock power executed in blank to the Company, and upon such surrender and delivery of the Shares to the Company, you shall have no further obligation to the Company with respect to the Note and the Note shall be returned to you marked "Paid In Full."

     This letter agreement shall be governed by the internal substantive laws of the Commonwealth of Massachusetts and shall be binding upon the heirs, personal representatives, executors, administrators, successors and permitted assigns of the parties. The rights and obligations of either party under this letter agreement may only be assigned with the prior written consent of the other party hereto. This letter agreement supersedes all prior written and oral agreements and understandings between the parties and represents the entire agreement between the parties with respect to the subject matter hereof and may only be modified or amended pursuant to a written instrument signed by both parties.
The Company is not by reason of this letter agreement obligated to continue your employment.



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Mr. Mark P. Carthy
January 9, 1998
Page 2


     If the foregoing accurately reflects our understanding, please so acknowledge by countersigning this letter agreement in the space provided for your signature below.

                                        Very truly yours,

                                        CUBIST PHARMACEUTICALS, INC.



                                        By:  /s/ Scott M. Rocklage
                                             ---------------------------------
                                             Scott M. Rocklage, Ph.D.
                                             President and CEO

Agreed and Accepted
as of this 9th  day of
December, 1997:



  /s/ Mark Carthy
------------------------
Mark P. Carthy
21 Stone Road
Belmont, MA  02178